Exhibit 99.1

Objective: To assess changes in brain metabolism in a clinical trial of unilateral adeno-associated virus vector delivery of the glutamic acid decarboxylase gene (AAV-GAD) into the subthalamic nucleus (STN) in Parkinson's disease (PD). Background: As part of an open-label trial of unilateral STN AAV-GAD in 12 PD patients (age 58.2±5.7), we performed FDG PET at baseline and after 6 and 12 months. Design/Methods: FDG PET scans were analyzed utilizing SPM: 1) To compare regional metabolism at 6 and 12 months versus baseline. And 2) To correlate changes in UPDRS ratings at each time point with regional metabolism. We also used network analysis to assess the effects of therapy on the expression of the PD-related covariance pattern (PDRP) on a hemisphere basis. Results: Baseline, 6 and 12-month OFF motor UPDRS scores were 38.6±8.4, 28.7±12.3 (p=0.01) and 29.7±13.6 (p=0.02). 5 subjects appeared to respond (UPDRS improvement > 40%, mean 52±10%), but 7 did not (improvement < 25%, 2±21%). Brain metabolism declined in internal globus pallidus and ventrolateral thalamus ipsilateral to AAV-GAD. UPDRS improvements correlated with increased metabolism in premotor and supplementary motor regions (R=-0.84 p<0.001) ipsilateral to AAV-GAD. Changes in PDRP expression correlated with improvement in UPDRS motor ratings (R=0.45, p=0.03; Bland-Altman within-subject correlation), with greater suppression in the clinical responders (p<0.01). Conclusion: These imaging results suggest that clinical improvements following STN AAV-GAD are generated by alterations in basal ganglia-cortical circuits.